                                                                  Exhibit 10.38

                           Oplink Communications, Inc.

                      Executive Change of Control Agreement

         This Executive Change of Control Agreement is entered into by and between Oplink Communications, Inc., a Delaware corporation (the "Company"), and Joe Liu ("Executive") to be effective as of the 1st day of June, 2001.

          Whereas, the Company has granted stock options to Executive under the Oplink Communications, Inc. 2000 Stock Plan (the "Plan") for the purpose of providing equity compensation to Executive and aligning his interests with those of the stockholders of the Company; and

         Whereas, the Board of Directors of the Company has determined that it would be in the best interests of the Company and its stockholders to enhance the stock options previously granted under the Plan to Executive ("Options") to provide for acceleration of the vesting and extension of the post-termination exercise period of the Options in the event of a Change of Control (as defined below) of the Company in order to align further the interests of Executive with those of the stockholders of the Company;

         Now, Therefore, for valuable consideration, the adequacy of which is hereby acknowledged by the parties, the parties hereby agree that the Options previously granted to Executive shall be subject to the following terms:

         1. Acceleration of Vesting and Period of Exercisability Following a Change of Control. In the event of the occurrence of a Change of Control (as described below), and provided that Executive's Options remain in effect following such Change of Control or is assumed, continued or substituted for any similar stock award in connection with the Change of Control, then, if Executive's employment with the Company or its successor ceases by reason of an Involuntary Termination without Cause (as defined below) or a Voluntary Termination For Good Reason (as defined below) within one (1) month prior to and thirteen (13) months following the effective date of the Change of Control, Executive's Options (or any substituted stock options) shall, as of the date of such termination of employment, vest in full and become fully exercisable to the extent not previously vested or exercisable, and shall (notwithstanding Section 8 of this Stock Option Agreement) continue to be exercisable for a period of twelve (12) months or until the Expiration Date stated in Executive's Grant Notice, whichever period is shorter.

         Notwithstanding the foregoing, if it is determined that the provision or operation of the preceding paragraph would by itself preclude treatment of a Change of Control (defined below) as a "pooling-of-interests" for accounting purposes, and provided further that in the absence of the preceding paragraph alone such Change of Control would be treated as a "pooling-of-interests" for accounting purposes and the successor to the Company wishes to account for such transaction as a "pooling of interests," then the preceding paragraph shall be null and void

                                       1.

provided that there are no other reasons why such Change of Control would not be treated as a "pooling of interests" for accounting purposes.

         2. Definitions. The following terms in this Agreement shall have the meanings set forth below solely for purposes of this Agreement.

        (a) "Involuntary Termination without Cause" shall mean the involuntary termination of Executive's employment by the Company for reasons other than any intentional act of fraud, embezzlement or misappropriation of property of the Company by Executive which has a materially adverse impact on the business or affairs of the Company, any intentional unauthorized use or disclosure by Executive of confidential information or trade secrets of the Company (or any affiliated corporation or entity of the Company ("Affiliate")), or any other intentional misconduct by Executive which has a materially adverse impact on the business or affairs of the Company (or any Affiliate), provided that solely for the purpose of this Agreement, Executive shall be given thirty (30) days written notice (and the opportunity to correct such conduct if such conduct can be corrected during that notice period) of the Company's intention to deem the termination of Executive's employment to be for any of the foregoing reasons. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Affiliate) may consider as grounds for Executive's dismissal or discharge. The foregoing definition shall not include the termination of Executive's employment as a result of Executive's death or disability (provided that Executive is provided reasonable accommodation of Executive's disability to perform Executive's duties for the Company to the extent required by the federal Americans With Disability Act and any similar applicable state laws).

         (b) "Voluntary Termination With Good Reason" shall mean Executive's voluntary resignation within sixty (60) days following the occurrence of any of the following actions without Executive's consent: (1) the material, involuntary reduction in Executive's title, responsibilities, authorities or functions as an employee of the Company as in effect immediately prior to a Change of Control (but not merely a change in title or reporting relationships), except in connection with the termination of Executive's employment for death, disability, retirement, fraud, misappropriation, embezzlement or any other conduct listed under the definition of Cause; (2) a substantial reduction in Executive's level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than ten percent (10%), (3) a relocation of Executive's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without Executive's consent, (4) the imposition of business travel requirements substantially more demanding of Executive than such travel requirements existing immediately prior to the date of the Change of Control,
(5) any material breach of any employment agreement between the Company and Executive, or (6) any failure by the Company to obtain the assumption of any material agreement, including this Agreement and the material provisions of any stock option grant, between Executive and the Company from any successor or assign of the Company following a Change of Control.

         Notwithstanding the foregoing, Executive must provide the Company with twenty (20) days advance written notice of Company's conduct giving rise to Good Reason (the "Cure Period") and during the Cure Period, the Company may attempt to rescind or correct the matter giving rise to Good Reason. If the Company does not rescind or correct the conduct giving rise

                                       2.

to Good Reason to Executive's reasonable satisfaction by the expiration of the Cure Period, Executive's employment will then terminate with Good Reason.

        (c)    "Change of Control" shall mean any of the following events:

               (1)   the dissolution or liquidation of the Company;

               (2) a sale, lease or other disposition of all or substantially all of the assets of the Company so long as the Company's stockholders immediately prior to such transaction will, immediately after such transaction, fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the acquiring entity (for purposes of this section, any person who acquired securities of the Company prior to the occurrence of such asset transaction in contemplation of such transaction and who after such transaction possesses direct or indirect ownership of at least ten percent (10%) of the securities of the acquiring entity immediately following such transaction shall not be included in the group of stockholders of the Company immediately prior to such transaction);

               (3) either a merger or consolidation in which the Company is not the surviving corporation and the stockholders of the Company immediately prior to the merger or consolidation fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the securities of the surviving corporation (or if the surviving corporation is a controlled Subsidiary of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity which controls the surviving corporation and is not itself a controlled Subsidiary of any other entity) immediately following such transaction, or a reverse merger in which the Company is the surviving corporation and the stockholders of the Company immediately prior to the reverse merger fail to possess direct or indirect beneficial ownership of more than fifty percent (50%) of the securities of the Company (or if the Company is a controlled Subsidiary of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity which controls the Company and is not itself a controlled Subsidiary of any other entity) immediately following the reverse merger (for purposes of this section, any person who acquired securities of the Company prior to the occurrence of a merger, reverse merger, or consolidation in contemplation of such transaction and who after such transaction possesses direct or indirect beneficial ownership of at least ten percent (10%) of the securities of the Company or the surviving corporation (or if the Company or the surviving corporation is a controlled Subsidiary, then of the appropriate entity as determined above) immediately following such transaction shall not be included in the group of stockholders of the Company immediately prior to such transaction);

               (4) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or a subsidiary or other controlled Subsidiary of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or

                                       3.

               (5) the individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board. If the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.

Notwithstanding the foregoing, a public offering (including the initial or any subsequent public offering) of the common stock of the Company shall not be considered a "Change of Control."

        3. Parachute Excise Tax. If any acceleration of the vesting of Executive's Options under this Agreement ("Acceleration") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Acceleration shall be reduced to the Reduced Amount. The "Reduced Amount" shall be whichever of the following which would provide the largest after-tax benefit to Executive: (i) the largest portion of the Acceleration that would result in no portion of the Acceleration being subject to the Excise Tax or (ii) the largest portion, up to and including the total, of the Acceleration, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive's receipt, on an after-tax basis, of the greater amount of the Acceleration notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. In the event that the Acceleration is to be reduced, such Acceleration shall be cancelled in the reverse order of the date of grant of the Executive's stock awards unless the Executive elects in writing a different order for cancellation.

        The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

        The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Corporation and Executive within fifteen (15) calendar days after the date on which Executive's right to Acceleration arises (if requested at that time by the Company or Executive) or at such other time as requested by the Company or Executive. If the accounting firm determines that no Excise Tax is payable with respect to an Acceleration, either before or after the application of the Reduced Amount, it shall furnish the Company and Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Acceleration. Any good faith determination of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive.

        4. No Additional Rights. This Agreement and the provisions herein shall not be construed to be a grant to or modification of any right of the Executive to continued employment

                                       4.

with the Company or its successor. Such right, if any, shall be governed by any other employment agreements between Executive and the Company.

         5. Successors. This Agreement shall be binding on the successors of the Company (including but not limited to any successors of the Company following a Change of Control) for the benefit of Executive.

         6. Complete Agreement and Modification of this Agreement. This Agreement represents the sole agreement of the parties regarding the subject matter of this Agreement and supersedes any prior or contemporaneous verbal or written agreements, promises or representations regarding the subject matter of this Agreement. This Agreement may not be modified except by a written instrument signed by both parties.

         7. Attorneys Fees and Costs. In any legal action in a court of competent jurisdiction to enforce the terms of this Agreement, the prevailing party (as determined by a court of competent jurisdiction) shall be entitled to his or its reasonable attorneys fees and court costs in the action.

         8. Jurisdiction and Governing Law. Jurisdiction and venue in any action to interpret or enforce the terms of this Agreement shall be in the State of California and in the County of Santa Clara of the State of California. This Agreement shall be governed by the laws of the State of California other than the choice of laws principles of the laws of that state.

                                       5.

In Witness Whereof, the parties hereto have executed this Agreement to be effective as of the date first above written.

Executive                                Oplink Communications, Inc.

   /s/ Joseph Y. Liu                      /s/ Ian Jenks
---------------------------------         --------------------------------------
                                         By: Ian Jenks
                                             -----------------------------------
                                         Its: Chairman of the Board
                                              ----------------------------------

                                       6.